Exhibit 99.1

Transaction Overview

Acquisition Overview

- On December 21, 2016, Prestige Brands Holdings, Inc. (NYSE: PBH) ("Prestige," or the "Company") agreed to acquire C.B. Fleet Company, Inc. ("Fleet") for a purchase price of $825mm
- Fleet is a best-in-class consumer health company that manufactures and markets leading over-the-counter ("OTC") brands in the Feminine Hygiene, Gastrointestinal Care ("GI Care") and Infant Care categories
  - Fleet generated approximately $205 million in net revenue for the LTM period ending 9/30/16
  - Purchase price represents 11.8x PF LTM Adj. EBITDA (1)
- Highly complementary to Prestige's current portfolio and categories of focus
  - Adds multiple market leading, scale consumer healthcare brands in attractive Feminine Hygiene, Gastrointestinal, and Infant Care categories
  - Adds another #1, $100 million power brand in women's health

Financing Overview

- Company is seeking to finance the acquisition and related fees and expenses with:
  - $740mm Senior Secured Incremental Term Loan ("Incremental Term Loan")
  - $90mm draw on the existing ABL Revolver, which will be upsized to $175mm in commitments
- Certain baskets and incurrence levels in the existing Term Loan B-3 will be reset with the Incremental Term Loan, reflecting Prestige's pro forma size and pro forma leverage
- Pro forma net secured and net leverage are expected to be 3.8x and 5.8x, respectively

Timing

- Incremental Term Loan commitments are requested by January 24, 2017
- Transaction is expected to close in the fourth quarter of Prestige's fiscal 2017, subject to customary closing conditions, including antitrust regulatory approval

(1) LTM multiple includes ~$19mm in expected cost synergies. Purchase price represents ~11x FY16 Pro Forma Adjusted EBITDA multiple. Please see Appendix for a reconciliation to GAAP figures.

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Fleet Portfolio Well Aligned with Focus OTC Categories for Prestige Positioning Over 140 Years of Fast, Gentle, & Effective Relief Serious Relief for Serious Gas & Heartburn Keeping Kids Regular Let’s Kick Some Rash Year Launched 1953 1970 (Acquired 2012) 2008 1978 (Acquired in 2011) Key Categories Enemas / Glycerin Suppositories Anti - Gas Pediatric Laxatives Infant Care % of Fleet Portfolio ~20% ~4% ~4% ~9% LTM Category Growth Rates 2.0% (1) / 1.8% (1) 1.0% (2) 4.4% (3) 1.6% (2) LTM Fleet Growth Rates 8.0% (1) / 2.9% (1) 10.8% (2) 4.1% (3) 4.8% (2) Market Position and Share 63% (1) / 82% (1) 7% (1) 45% (1) 13% (2) Gastro - Intestinal Care Infant Care #1 #3 #1 #4 (1) IRI MULO L52 week period ending 8/7/16. (2) IRI MULO L52 week period ending 7/10/16. (3) IRI MULO L52 week period ending 12/25/16. Strong market positions of all brands in growing categories equates to less of a tail 3

Historical Fleet Financials $186 $200 $205 FY14 FY15 LTM 9/30 Adjusted Net Sales (1) Adjusted EBITDA and Margin (1) $31 $44 $51 16.7% 22.1% 24.8% FY14 FY15 LTM 9/30 ($ in millions) Source: Management information and third party diligence. Note: Fiscal year - end December 31 st . (1) Please see Appendix for a reconciliation to Fleet audited and internally reported figures. +6% CAGR +33% CAGR Capital Expenditures $5 $5 $4 FY14 FY15 LTM 9/30 (4%) CAGR 4

Estimated Synergy Detail $51 $16 $3 $70 LTM 9/30/16 Adj. EBITDA SG&A Cost Savings Operating & Supply Chain Cost Savings LTM 9/30/16 PF Adj. EBITDA ($ in millions) Near - Term (0 – 6 months) Medium Term (12+ months) Source: Management information. Note: Please see Appendix for a reconciliation to GAAP figures. 5

Fleet Historical Balance Sheet

(USD in thousands)	Fiscal Year 2014	Fiscal Year 2015	9/30/2016
Assets			
Cash and cash equivalents	$52,756	$4,445	$12,375
Restricted Cash	4,000	8,500	-
A/R-Trade	17,819	22,987	27,218
Inventories	32,846	32,570	34,755
Income Tax Receivable	-	-	229
Other Current Assets	2,586	3,075	1,576
Total Current Assets	$110,007	$71,577	$76,153
Land	$630	$630	$630
Buildings	14,440	15,150	15,344
Machinery and equipment	19,725	23,446	26,705
Construction in progress	290	695	107
Accumulated depreciation	(390)	(5,135)	(8,607)
Property, plant and equipment	34,695	34,786	34,180
N/R - intercompany	-	-	38
Invest in subs	-	-	(1)
Goodwill	118,798	118,726	118,726
Intangibles, net	249,539	244,037	239,677
Other Assets	1,998	1,833	1,840
Total Assets	**$515,037**	**$470,959**	**$470,613**
Liabilities			
Accounts Payable	$11,436	$11,396	$13,592
Accrued Expenses	3,093	7,993	5,795
Income taxes payable	1,180	7,228	282
Other Current Obligations	5,796	1,107	-
Current maturities of long-term debt	68	456	753
Total Current Liabilities	$21,573	$28,180	$20,423
Long-term debt	$214,931	$280,867	$229,079
Other long-term obligations	25,183	21,039	20,838
Deferred income taxes	99,765	71,219	71,494
Intercompany	-	-	1
Total Liabilities	**$361,452**	**$401,305**	**$341,834**
Stockholders' Equity			
Common Stocks	$150,150	$150,911	$150,140
Additional Capital	23	142	232
Retained Earnings	(7,679)	(81,415)	(21,595)
Accumulated other comprehensive income	11,091	16	4
Total Equity	**$153,585**	**$69,654**	**$128,780**
Total Liab's and Equity	**$515,037**	**$470,959**	**$470,615**

Note: Reported financials for FY14 and FY15 reflect audited financial statements of C.B. Fleet Topco, LLC. LTM 9/30/16 financials reflect unaudited Fleet management internal financials and trial balances.

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Fleet Historical Income Statement Source: Company filings and third party diligence. Note: Reported financials for FY14 and FY15 reflect audited financial statements of C.B. Fleet Topco, LLC. LTM 9/30/16 financ ial s reflect unaudited Fleet management internal financials and trial balances. (1) Please see Appendix for a reconciliation to Fleet audited and internally reported figures. Fiscal Year Ended LTM Calendar YTD 12/31/2014 12/31/2015 9/30/2016 9/30/2016 9/30/2015 Gross Sales $199 $216 $221 $171 $166 Gross-to-Net 13 15 16 12 12 Net Sales (1) $186 $200 $205 $158 $154 Total COGS 99 99 81 61 63 Gross Profit (1) $87 $102 $124 $97 $90 % Margin 46.7% 50.7% 60.7% 61.1% 58.9% Total A&P 32 36 38 31 28 Contribution $55 $66 $86 $66 $63 % Margin 29.7% 32.8% 42.2% 41.5% 40.7% Total Selling 11 11 23 17 18 Total G&A 18 21 28 24 21 Total SG&A $29 $32 $50 $41 $40 EBIT $26 $33 $36 $25 $23 % Margin 14.2% 16.7% 17.7% 15.6% 14.9% Total D&A (1) 5 11 11 9 8 Management Reported EBITDA (1) $31 $44 $48 $33 $31 % Margin 16.8% 22.1% 23.2% 21.1% 20.2% Diligence and Pro Forma Adjustments (1) - - 3 - - Pro Forma Adjusted EBITDA (1) $31 $44 $51 $33 $31 % Margin 16.8% 22.1% 24.8% 21.1% 20.2% 7

Fleet Adjusted Net Sales & Gross Profit Reconciliation

(USD in millions)	FYE 12/31, 2014	FYE 12/31, 2015	LTM 9/30/16
C.B. Fleet Topco, LLC Reported Net Sales	**$185**	**$199**	**$216**
Fleet Management Adjustments:			
Sales Incentives & Coupon Reclassification	$11	$13	-
Total Adjustments	$11	$13	-
Fleet Management Internal Net Sales	**$196**	**$212**	**$216**
Prestige Management Adjustments:			
Trade Spend Reclassification (1)	($10)	($11)	($12)
Total Adjustments	($10)	($11)	($12)
Adjusted Net Sales	**$186**	**$200**	**$205**
C.B. Fleet Topco, LLC Reported Gross Profit	**$103**	**$117**	**$136**
Fleet Management Adjustments:			
Sales Incentives & Coupon Reclassification	$11	$13	-
Total Adjustments	$11	$13	-
Fleet Management Internal Gross Profit	**$114**	**$129**	**$136**
Prestige Management Adjustments:			
Trade Spend Reclassification (1)	($10)	($11)	($12)
Freight Spend Reclassification (2)	(10)	(9)	(9)
Warehousing Costs Reclassification (2)	(3)	(3)	(3)
IT Expense Reclassification (2)	(2)	(2)	(2)
Quality Control Wages Reclassification (3)	(3)	(3)	(3)
Total Adjustments	($27)	($28)	($28)
Adjusted Gross Profit	**$87**	**$102**	**$108**

Note: Reported financials for FY14 and FY15 reflect audited financial statements of C.B. Fleet Topco, LLC. LTM 9/30/16 financials reflect unaudited Fleet management internal financials and trial balances.

(1) For consistency with Prestige's accounting practices, management has reclassified trade spend from advertising & promotion to an offset to gross sales. LTM trade spend is estimated based on Fleet management's run-rate FY16E figures.

(2) For consistency with Prestige's accounting practices, management has reclassified freight spend, warehousing costs, and IT expenses from SG&A to COGS.

(3) For consistency with Prestige's accounting practices, management has reclassified a portion of compensation expenses from SG&A to COGS. LTM Quality Control Wages reclassification estimated based on Fleet's FY15 percent of sales.

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Fleet LTM 9/30/16 Adjusted EBITDA Reconciliation

(USD in millions)	LTM 9/30/16
C.B. Fleet Topco, LLC Reported Operating Profit	**$29**
Depreciation & Amortization	11
Management Adjustments:	
General & Administrative [1]	$3
Non-Recurring Restructuring Expenses [2]	1
Pension Plan Expenses [3]	(1)
One-Time Refinancing Costs	4
Total Adjustments	$7
Adjusted EBITDA	**$48**
Other Adjustments:	
Diligence Adjustments [4]	($2)
Distribution Pro Forma Adjustment [5]	1
New / Discontinued Products Pro Forma Adjustment [6]	1
Other Pro Forma Adjustments [7]	2
Total Adjustments	$3
Pro Forma Adjusted EBITDA	**$51**
Synergy Adjustments:	
SG&A Cost Savings	$16
Operating & Supply Chain Cost Savings	3
Total Adjustments	$19
Synergized Pro Forma Adjusted EBITDA	**$70**

Note: Reported financials for FY14 and FY15 reflect audited financial statements of C.B. Fleet Topco, LLC. LTM 9/30/16 financials reflect unaudited Fleet management internal financials and trial balances.

(1) Represents sponsor management fees, consulting expenses, and other non-recurring expenses.

(2) Represents non-recurring expenses related to management reorganization and employee relocation, among other restructuring costs.

(3) Represents reversal of non-cash gains associated with Fleet's U.S. pension plan, net of non-recurring expenses incurred for legacy U.K. pension plan.

(4) Reflects adjustments made from diligence, including reversal of LIFO accounting adjustment to conform to Prestige's accounting practices.

(5) Pro forma adjustment to reflect the annualized impact of increased distribution, which Fleet management expects to reflect run-rate levels.

(6) Pro forma adjustment to reflect the annualized impact of certain new product launches, net of product discontinuations.

(7) Other pro forma adjustments to reflect the annualized impact of cost savings implemented in the LTM period.

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